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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Pantry, Inc. on Form S-1 of our report on Lil'Champ Food Stores, Inc. (a wholly-owned subsidiary of Docks, U.S.A., Inc.) dated February 14, 1997, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
March 10, 1999